The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.
Cincinnati Global Underwriting Ltd. ■ Cincinnati Global Underwriting Agency Ltd.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com

Cincinnati Financial Reports Second-Quarter 2025 Results

Cincinnati, July 28, 2025 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:
•Second-quarter 2025 net income of $685 million, or $4.34 per share, compared with $312 million, or $1.98 per share, in the second quarter of 2024, after recognizing a $380 million second-quarter 2025 after-tax increase in the fair value of equity securities still held.
•Second-quarter 2025 non-GAAP operating income* of $311 million, or $1.97 per share, compared with $204 million, or $1.29 per share, in the second quarter of last year. The increase of $107 million included an unfavorable effect of $45 million from an increase in after-tax catastrophe losses.
•$373 million increase in second-quarter 2025 net income, compared with second-quarter 2024, including the effects of after-tax net increases of $266 million from net investment gains, $73 million from property casualty underwriting profit and $34 million from investment income.
•$91.46 book value per share at June 30, 2025, up $2.35 since year-end.
•4.6% value creation ratio for the first six months of 2025, compared with 8.2% for the same period of 2024.

Financial Highlights

(Dollars in millions, except per share data)	Three months ended June 30,			Six months ended June 30,
	2025	2024	% Change	2025	2024	% Change
Revenue Data
Earned premiums	$2,480	$2,156	15	$4,824	$4,227	14
Investment income, net of expenses	285	242	18	565	487	16
Total revenues	3,248	2,544	28	5,814	5,479	6
Income Statement Data
Net income	$685	$312	120	$595	$1,067	(44)
Investment gains and losses, after-tax	374	108	246	321	591	(46)
Non-GAAP operating income*	$311	$204	52	$274	$476	(42)
Per Share Data (diluted)
Net income	$4.34	$1.98	119	$3.77	$6.77	(44)
Investment gains and losses, after-tax	2.37	0.69	243	2.03	3.75	(46)
Non-GAAP operating income*	$1.97	$1.29	53	$1.74	$3.02	(42)

Book value				$91.46	$81.79	12
Cash dividend declared	$0.87	$0.81	7	$1.74	$1.62	7
Diluted weighted average shares outstanding	157.8	157.5	0	157.8	157.7	0

*    The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures section defines and reconciles measures presented in this release that are not based on U.S. Generally Accepted Accounting Principles.
    Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.
                                             CINF 2Q25 Release 1

Insurance Operations Highlights
•94.9% second-quarter 2025 property casualty combined ratio, improved from 98.5% for the second quarter of 2024.
•11% growth in second-quarter net written premiums, including price increases, premium growth initiatives and a higher level of insured exposures.
•$404 million second-quarter 2025 property casualty new business written premiums, down 1%. Agencies appointed since the beginning of 2024 contributed $38 million or 9% of total new business written premiums.
•$26 million second-quarter 2025 life insurance subsidiary net income, up $2 million compared with the second quarter of 2024, and 3% growth in second-quarter 2025 term life insurance earned premiums.
Investment and Balance Sheet Highlights
•18% or $43 million increase in second-quarter 2025 pretax investment income, including a 24% increase in bond interest income and a 1% increase in stock portfolio dividends.
•Three-month increase of 4% in fair value of total investments at June 30, 2025, including a 3% increase for the bond portfolio and a 5% increase for the stock portfolio.
•$5.061 billion parent company cash and marketable securities at June 30, 2025, down 3% from year-end 2024.

Confident in Long-Term Plans
Stephen M. Spray, president and chief executive officer, commented: "I’m pleased with our overall second-quarter 2025 results. It was a solid quarter, showing the strength of our agent-centered strategy and the value of our long-term plans to steadily expand product and geographic diversification as well as deepen pricing segmentation and sophistication.

“We saw the increases in weather-related catastrophe events that started the year continue in the second quarter. In April, May and June, 20 total catastrophes were declared, including the heart-breaking floods in Texas. Our claims associates continued to deliver fast, fair and empathetic service, paying more than half a billion dollars in catastrophe-related claims so far in 2025.

“While our 103.8% combined ratio for the first six months of the year is higher than we’d like it to be, that ratio for our second quarter improved 3.6 points to 94.9%. Again demonstrating the strength of our long-term initiatives, our current accident year combined ratio before catastrophe losses improved 3.1 points for the quarter and 1.9 points for the first six months, reaching 85.1% and 87.7%, respectively.

“Pretax investment income for the second quarter also grew, rising 18% to $285 million, driven by a 24% increase in bond interest income.”
Balancing Growth and Profitability
“We believe combining our hallmark of personal service with data-driven analytics will allow us to grow profitably through all market cycles. Property casualty consolidated net written premiums grew 11% for both the second quarter and the first half of 2025, surpassing $5 billion in the first six months for the first time ever.

“Keeping underwriting discipline in mind, we've managed average commercial lines price increases near the high end of the mid-single-digit percent range and excess and surplus lines in the high-single-digit percentage range. Personal lines homeowner prices increased on average in the low-double digit percent range and auto in the high-single-digit percent range.
“In May, we launched our fifth product brokered through CSU Producer Resources Inc. with the support of Cincinnati Global Underwriting Ltd. We believe having this additional capability is also boosting our ability to write more excess and surplus lines business overall, contributing to the strong 24% increase in second-quarter new business written premiums for our E&S segment.”
Book Value Reaches New Record
“At June 30, our book value again reached a record high, increasing 2.6% since December 31, 2024, to $91.46. Consolidated cash and total investments also reached a new high, exceeding $30 billion.

“Our ample capital allows us to execute on our long-term strategies and, at the same time, pay dividends to shareholders. Our value creation ratio, which considers the dividends we pay as well as growth in book value, was 4.6% for the first half of 2025.”
                                             CINF 2Q25 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2025	2024	% Change	2025	2024	% Change
Earned premiums	$2,397	$2,075	16	$4,661	$4,067	15
Fee revenues	3	3	0	7	6	17
Total revenues	2,400	2,078	15	4,668	4,073	15

Loss and loss expenses	1,587	1,412	12	3,474	2,682	30
Underwriting expenses	685	631	9	1,364	1,225	11
Underwriting profit (loss)	$128	$35	266	$(170)	$166	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	66.3%	68.1%	(1.8)	74.5%	66.0%	8.5
Underwriting expenses	28.6	30.4	(1.8)	29.3	30.1	(0.8)
Combined ratio	94.9%	98.5%	(3.6)	103.8%	96.1%	7.7

			% Change			% Change
Agency renewal written premiums	$2,135	$1,843	16	$4,047	$3,526	15
Agency new business written premiums	404	407	(1)	787	753	5
Other written premiums	194	209	(7)	394	428	(8)
Net written premiums	$2,733	$2,459	11	$5,228	$4,707	11

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	56.5%	57.8%	(1.3)	58.4%	59.5%	(1.1)
Current accident year catastrophe losses	12.4	12.2	0.2	19.4	9.9	9.5
Prior accident years before catastrophe losses	(2.4)	(0.9)	(1.5)	(2.3)	(2.1)	(0.2)
Prior accident years catastrophe losses	(0.2)	(1.0)	0.8	(1.0)	(1.3)	0.3
Loss and loss expense ratio	66.3%	68.1%	(1.8)	74.5%	66.0%	8.5

Current accident year combined ratio before catastrophe losses	85.1%	88.2%	(3.1)	87.7%	89.6%	(1.9)

•$274 million or 11% growth of second-quarter 2025 property casualty net written premiums, and six-month growth of 11%, reflecting premium growth initiatives, price increases and a higher level of insured exposures. The contribution from Cincinnati Re® and Cincinnati Global Underwriting Ltd.SM in total reduced the second-quarter growth rate by less than 1 percentage point, reflecting pricing discipline where market conditions softened.
•$3 million decrease in second-quarter 2025 new business premiums written by agencies, driven by our personal lines insurance segment. The $3 million decrease included a $31 million increase in standard market property casualty production from agencies appointed since the beginning of 2024.
•258 new agency appointments in the first six months of 2025, including 47 that market only our personal lines products.
•3.6 percentage-point second-quarter 2025 combined ratio improvement, despite an increase of 1.0 points for losses from catastrophes.
•7.7 percentage-point six-month 2025 combined ratio increase, including an increase of 9.8 points from higher catastrophe losses.
•2.6 percentage-point second-quarter 2025 benefit from favorable prior accident year reserve development of $63 million, compared with 1.9 points or $40 million for second-quarter 2024.
•3.3 percentage-point six-month 2025 benefit from favorable prior accident year reserve development, compared with 3.4 points for the first six months of 2024.
•1.1 percentage-point improvement in the six-month 2025 ratio for current accident year loss and loss expenses before catastrophes, including an unfavorable 0.6 points for the net effect of $52 million for reinsurance treaty reinstatement premiums related to the January 2025 wildfires in southern California.
•0.8 percentage-point decrease in the underwriting expense ratio for the first six months of 2025, compared with the same period of 2024, primarily due to growth in earned premiums outpacing growth in various expenses.
                                             CINF 2Q25 Release 3

Commercial Lines Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2025	2024	% Change	2025	2024	% Change
Earned premiums	$1,212	$1,107	9	$2,391	$2,189	9
Fee revenues	—	1	(100)	2	2	0
Total revenues	1,212	1,108	9	2,393	2,191	9

Loss and loss expenses	767	746	3	1,502	1,465	3
Underwriting expenses	358	352	2	707	677	4
Underwriting profit	$87	$10	770	$184	$49	276

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	63.3%	67.4%	(4.1)	62.8%	67.0%	(4.2)
Underwriting expenses	29.6	31.7	(2.1)	29.6	30.9	(1.3)
Combined ratio	92.9%	99.1%	(6.2)	92.4%	97.9%	(5.5)

			% Change			% Change
Agency renewal written premiums	$1,116	$1,023	9	$2,268	$2,099	8
Agency new business written premiums	200	193	4	403	375	7
Other written premiums	(26)	(30)	13	(56)	(65)	14
Net written premiums	$1,290	$1,186	9	$2,615	$2,409	9

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	59.6%	60.0%	(0.4)	60.3%	61.5%	(1.2)
Current accident year catastrophe losses	7.2	10.0	(2.8)	6.1	8.5	(2.4)
Prior accident years before catastrophe losses	(3.3)	(1.9)	(1.4)	(2.9)	(2.3)	(0.6)
Prior accident years catastrophe losses	(0.2)	(0.7)	0.5	(0.7)	(0.7)	0.0
Loss and loss expense ratio	63.3%	67.4%	(4.1)	62.8%	67.0%	(4.2)

Current accident year combined ratio before catastrophe losses	89.2%	91.7%	(2.5)	89.9%	92.4%	(2.5)

•$104 million or 9% growth in second-quarter 2025 commercial lines net written premiums, including higher agency renewal and new business written premiums. Nine percent growth in six-month net written premiums.
•$93 million or 9% increase in second-quarter renewal written premiums, with commercial lines average renewal pricing increases near the high end of the mid-single-digit percent range.
•$7 million or 4% increase in second-quarter 2025 new business premiums written by agencies, as we continue to carefully underwrite each policy in a highly competitive market.
•6.2 percentage-point second-quarter 2025 combined ratio improvement, including a decrease of 2.3 points for losses from catastrophes.
•5.5 percentage-point six-month 2025 combined ratio improvement, including a decrease of 2.4 points from lower catastrophe losses.
•3.5 percentage-point second-quarter 2025 benefit from favorable prior accident year reserve development of $42 million, compared with 2.6 points or $29 million for second-quarter 2024.
•3.6 percentage-point six-month 2025 benefit from favorable prior accident year reserve development, compared with 3.0 points for the first six months of 2024.
                                             CINF 2Q25 Release 4

Personal Lines Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2025	2024	% Change	2025	2024	% Change
Earned premiums	$804	$631	27	$1,502	$1,219	23
Fee revenues	2	1	100	3	2	50
Total revenues	806	632	28	1,505	1,221	23

Loss and loss expenses	598	489	22	1,444	868	66
Underwriting expenses	222	185	20	432	358	21
Underwriting loss	$(14)	$(42)	67	$(371)	$(5)	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	74.4%	77.6%	(3.2)	96.1%	71.2%	24.9
Underwriting expenses	27.6	29.3	(1.7)	28.8	29.4	(0.6)
Combined ratio	102.0%	106.9%	(4.9)	124.9%	100.6%	24.3

			% Change			% Change
Agency renewal written premiums	$866	$681	27	$1,500	$1,175	28
Agency new business written premiums	141	163	(13)	268	285	(6)
Other written premiums	(27)	(25)	(8)	(116)	(46)	(152)
Net written premiums	$980	$819	20	$1,652	$1,414	17

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	51.3%	54.9%	(3.6)	56.9%	56.2%	0.7
Current accident year catastrophe losses	25.4	21.8	3.6	41.7	17.2	24.5
Prior accident years before catastrophe losses	(0.7)	1.8	(2.5)	(0.8)	0.0	(0.8)
Prior accident years catastrophe losses	(1.6)	(0.9)	(0.7)	(1.7)	(2.2)	0.5
Loss and loss expense ratio	74.4%	77.6%	(3.2)	96.1%	71.2%	24.9

Current accident year combined ratio before catastrophe losses	78.9%	84.2%	(5.3)	85.7%	85.6%	0.1

•$161 million or 20% growth in second-quarter 2025 personal lines net written premiums, including higher agency renewal written premiums that benefited from rate increases in the low-double-digit percent range. Cincinnati Private ClientSM second-quarter 2025 net written premiums from our agencies’ high net worth clients grew 25%, to $592 million. Seventeen percent growth in six-month net written premiums in total.
•$22 million decrease in second-quarter 2025 new business premiums written by agencies, including a decrease of approximately $11 million in our private client personal lines, that included $13 million for California.
•$70 million less favorable effect on six-month 2025 net written premiums from other written premiums, including $64 million for additional ceded premiums to reinstate our property catastrophe reinsurance treaty after recoveries related to California wildfires.
•4.9 percentage-point second-quarter 2025 combined ratio improvement, despite an increase of 2.9 points for losses from catastrophes.
•24.3 percentage-point six-month 2025 combined ratio increase, including an increase of 25.0 points from higher catastrophe losses and an increase in the underwriting expense ratio of 1.2 points for the effect of reinstatement premiums.
•2.3 percentage-point second-quarter 2025 benefit from favorable prior accident year reserve development of $19 million, compared with unfavorable development of 0.9 points or $6 million for second-quarter 2024.
•2.5 percentage-point six-month 2025 benefit from favorable prior accident year reserve development, compared with 2.2 points for the first six months of 2024.
•0.7 percentage-point increase in the six-month 2025 ratio for current accident year loss and loss expenses before catastrophes, including 2.3 points for the effect of reinstatement premiums.

                                             CINF 2Q25 Release 5

Excess and Surplus Lines Insurance Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2025	2024	% Change	2025	2024	% Change
Earned premiums	$174	$151	15	$336	$290	16
Fee revenues	1	1	0	2	2	0
Total revenues	175	152	15	338	292	16

Loss and loss expenses	110	102	8	209	192	9
Underwriting expenses	49	42	17	93	80	16
Underwriting profit	$16	$8	100	$36	$20	80

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	63.5%	67.5%	(4.0)	62.3%	66.0%	(3.7)
Underwriting expenses	27.6	27.9	(0.3)	27.5	27.7	(0.2)
Combined ratio	91.1%	95.4%	(4.3)	89.8%	93.7%	(3.9)

			% Change			% Change
Agency renewal written premiums	$153	$139	10	$279	$252	11
Agency new business written premiums	63	51	24	116	93	25
Other written premiums	(14)	(10)	(40)	(25)	(19)	(32)
Net written premiums	$202	$180	12	$370	$326	13

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	64.9%	64.0%	0.9	65.2%	64.8%	0.4
Current accident year catastrophe losses	1.6	1.4	0.2	1.2	1.2	0.0
Prior accident years before catastrophe losses	(2.7)	1.6	(4.3)	(3.8)	0.0	(3.8)
Prior accident years catastrophe losses	(0.3)	0.5	(0.8)	(0.3)	0.0	(0.3)
Loss and loss expense ratio	63.5%	67.5%	(4.0)	62.3%	66.0%	(3.7)

Current accident year combined ratio before catastrophe losses	92.5%	91.9%	0.6	92.7%	92.5%	0.2

•$22 million or 12% growth in second-quarter 2025 excess and surplus lines net written premiums, including higher agency renewal written premiums that benefited from price increases averaging in the high-single-digit percent range. Thirteen percent growth in six-month net written premiums.
•$12 million or 24% increase in second-quarter 2025 new business premiums written by agencies, as we continue to carefully underwrite each policy in a highly competitive market.
•4.3 percentage-point second-quarter 2025 combined ratio improvement, including 5.1 points in the ratio for favorable reserve development on prior accident year loss and loss expenses.
•3.9 percentage-point six-month 2025 combined ratio improvement, including 4.1 points in the ratio for favorable reserve development on prior accident year loss and loss expenses.
•3.0 percentage-point second-quarter 2025 benefit from favorable prior accident year reserve development of $5 million, compared with unfavorable development of 2.1 points or $3 million for second-quarter 2024.
•4.1 percentage-point six-month 2025 benefit from favorable prior accident year reserve development, compared with unfavorable development of less than 0.1 points for the first six months of 2024.

                                             CINF 2Q25 Release 6

Life Insurance Subsidiary Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2025	2024	% Change	2025	2024	% Change
Term life insurance	$61	$59	3	$118	$116	2
Whole life insurance	13	13	0	26	26	0
Universal life and other	9	9	0	19	18	6
Earned premiums	83	81	2	163	160	2
Investment income, net of expenses	49	47	4	99	94	5
Investment gains and losses, net	(4)	(7)	43	(5)	(9)	44
Fee revenues	2	2	0	3	3	0
Total revenues	130	123	6	260	248	5
Contract holders’ benefits incurred	73	68	7	154	147	5
Underwriting expenses incurred	24	24	0	47	46	2
Total benefits and expenses	97	92	5	201	193	4
Net income before income tax	33	31	6	59	55	7
Income tax provision	7	7	0	12	12	0
Net income of the life insurance subsidiary	$26	$24	8	$47	$43	9

•$2 million increase in second-quarter 2025 earned premiums, including a 3% increase for term life insurance, our largest life insurance product line.
•$4 million increase in six-month 2025 life insurance subsidiary net income, primarily due to increased investment income and decreased investment losses from fixed-maturity securities.
•$73 million or 6% six-month 2025 increase, to $1.379 billion, in GAAP shareholders’ equity for the life insurance subsidiary, primarily from net income and a decrease in unrealized investment losses on fixed-maturity securities.
                                             CINF 2Q25 Release 7

Investment and Balance Sheet Highlights
Investments Results

(Dollars in millions)	Three months ended June 30,			Six months ended June 30,
	2025	2024	% Change	2025	2024	% Change
Investment income, net of expenses	$285	$242	18	$565	$487	16
Investment interest credited to contract holders	(31)	(31)	0	(63)	(62)	(2)
Investment gains and losses, net	473	137	245	406	749	(46)
Investments profit	$727	$348	109	$908	$1,174	(23)

Investment income:
Interest	$214	$173	24	$424	$342	24
Dividends	70	69	1	137	141	(3)
Other	5	4	25	12	11	9
Less investment expenses	4	4	0	8	7	14
Investment income, pretax	285	242	18	565	487	16
Less income taxes	49	40	23	97	81	20
Total investment income, after-tax	$236	$202	17	$468	$406	15

Investment returns:
Average invested assets plus cash and cash equivalents	$30,500	$27,824		$30,468	$27,495
Average yield pretax	3.74%	3.48%		3.71%	3.54%
Average yield after-tax	3.10	2.90		3.07	2.95
Effective tax rate	17.2	16.7		17.2	16.7
Fixed-maturity returns:
Average amortized cost	$17,372	$14,909		$17,334	$14,735
Average yield pretax	4.93%	4.64%		4.89%	4.64%
Average yield after-tax	4.02	3.81		4.00	3.81
Effective tax rate	18.4	17.9		18.3	17.9

•$43 million or 18% rise in second-quarter 2025 pretax investment income, including a 24% increase in interest income from fixed-maturity securities and a 1% increase in equity portfolio dividends.
•$501 million in second-quarter 2025 pretax total investment gains, summarized in the table below. Changes in unrealized gains or losses reported in other comprehensive income, in addition to investment gains and losses reported in net income, are useful for evaluating total investment performance over time and are major components of changes in book value and the value creation ratio.

(Dollars in millions)	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Investment gains and losses on equity securities sold, net	$(1)	$7	$(3)	$4
Unrealized gains and losses on equity securities still held, net	481	142	411	747
Investment gains and losses on fixed-maturity securities, net	(12)	(18)	(14)	(28)
Other	5	6	12	26
Subtotal - investment gains and losses reported in net income	473	137	406	749
Change in unrealized investment gains and losses - fixed maturities	28	(75)	95	(130)
Total	$501	$62	$501	$619

                                             CINF 2Q25 Release 8

Balance Sheet Highlights

(Dollars in millions, except share data)	At June 30,	At December 31,
	2025	2024
Total investments	$29,569	$28,378
Total assets	38,842	36,501
Short-term debt	25	25
Long-term debt	790	790
Shareholders’ equity	14,301	13,935
Book value per share	91.46	89.11
Debt-to-total-capital ratio	5.4%	5.5%

•$30.564 billion in consolidated cash and total investments at June 30, 2025, an increase of 4% from $29.361 billion at year-end 2024.
•$17.077 billion bond portfolio at June 30, 2025, with an average rating of A2/A+. Fair value increased $554 million during the second quarter of 2025, including $492 million in net purchases of fixed-maturity securities.
•$11.649 billion equity portfolio was 39.4% of total investments, including $7.637 billion in appreciated value before taxes at June 30, 2025. Second-quarter 2025 increase in fair value of $531 million, including $56 million in net purchases of equity securities.
•$3.68 second-quarter 2025 increase in book value per share, including an addition of $1.99 of net income before investment gains, $2.51 from investment portfolio net investment gains or changes in unrealized gains for fixed-maturity securities and $0.05 for other items that were partially offset by $0.87 from dividends declared to shareholders.
•Value creation ratio of 4.6% for the first six months of 2025, including 2.0% from net income before investment gains, which includes underwriting and investment income, and 2.8% from investment portfolio gains and changes in unrealized gains for fixed-maturity securities, partially offset by 0.2% for other items.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.
About Cincinnati Financial
Cincinnati Financial Corporation offers primarily business, home and auto insurance through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                        Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                    Fairfield, Ohio 45014-5141

                                             CINF 2Q25 Release 9

Safe Harbor Statement
Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by forward-looking statements. Any forward-looking statements contained herein, are based upon our current estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “seek,” “expect,” “will,” “should,” “could,” “might,” “anticipate,” “believe,” “estimate,” “intend,” “likely,” “future,” or other similar expressions. Forward-looking statements speak only as of the date they were made; we assume no obligation to update such statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements include, but are not limited to:

Insurance-Related Risks
•Risks and uncertainties associated with our loss reserves or actual claim costs exceeding reserves
•Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance
•Unusually high levels of catastrophe losses due to risk concentrations or changes in weather patterns, environmental events, war or political unrest, terrorism incidents, cyberattacks, civil unrest or other causes; and our ability to manage catastrophe risk
•Risks associated with analytical models in key areas such as underwriting, pricing, capital management, reserving, investments, reinsurance, and catastrophe risk management
•Inadequate estimates or assumptions, or reliance on third-party data used for critical accounting estimates
•Events or conditions that could weaken or harm our relationships with our independent agencies and hamper opportunities to add new agencies, resulting in limitations on our opportunities for growth
•Mergers, acquisitions, and other consolidations of agencies that result in a concentration of a significant amount of premium in one agency or agency group and/or alter our competitive advantages
•Our inability to manage business opportunities, growth prospects, and expenses for our ongoing operations
•Changing consumer insurance-buying habits
•The inability to obtain adequate ceded reinsurance on acceptable terms, for acceptable amounts, and from financially strong reinsurers; and the potential for nonpayment or delay in payment by reinsurers
•Domestic and global events, such as the wars in Ukraine and in the Middle East, future pandemics, inflationary trends, changes in U.S. trade and tariff policy, and disruptions in the banking and financial services industry, resulting in insurance losses, capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
◦Securities market disruption or volatility and related effects such as decreased economic activity and continued supply chain disruptions that affect our investment portfolio and book value
◦Significant or prolonged decline in the fair value of securities and impairment of the assets
◦Significant decline in investment income due to reduced or eliminated dividend payouts from securities
◦Significant rise in losses from surety or director and officer policies written for financial institutions or other insured entities or in losses from policies written by Cincinnati Re or Cincinnati Global
◦An unusually high level of claims in our insurance or reinsurance operations that increase litigation-related expenses
◦Decreased premium revenue and cash flow from disruption to our distribution channel of independent agents, consumer self-isolation, travel limitations, business restrictions and decreased economic activity
◦The inability of our workforce, agencies, or vendors to perform necessary business functions

Financial, Economic, and Investment Risks
•Declines in overall stock market values negatively affecting our equity portfolio and book value
•Downgrades in our financial strength ratings
•Interest rate fluctuations or other factors that could significantly affect:
◦Our ability to generate growth in investment income
◦Values of our fixed-maturity investments and accounts in which we hold bank-owned life insurance contract assets
◦Our traditional life policy reserves
•Economic volatility and illiquidity associated with our alternative investments in private equity, private credit, real property, and limited partnerships
                                             CINF 2Q25 Release 10

•Failure to comply with covenants and other requirements under our credit facilities, senior debt, and other debt obligations
•Recession, prolonged elevated inflation, or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•The inability of our subsidiaries to pay dividends consistent with current or past levels impacting our ability to pay shareholder dividends or repurchase shares

General Business, Technology, and Operational Risks
•Ineffective information technology systems or failing to develop and implement improvements in technology
•Difficulties with technology or data security breaches, including cyberattacks, could negatively affect our, or our agents’, ability to conduct business; disrupt our relationships with agents, policyholders, and others; cause reputational damage, mitigation expenses, data loss, and expose us to liability
•Difficulties with our operations and technology that may negatively impact our ability to conduct business, including cloud-based data information storage, data security, remote working capabilities, and/or outsourcing relationships and third-party operations and data security
•Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products
•Delays, inadequate data developed internally or from third parties, or performance inadequacies from ongoing development and implementation of underwriting and pricing models and methods, including usage-based insurance methods, automation, artificial intelligence, or technology projects and enhancements expected to increase our efficiency, pricing accuracy, underwriting profit, and competitiveness
•Intense competition, and the impact of innovation, emerging technologies, artificial intelligence and changing customer preferences on the insurance industry and the markets in which we operate, could harm our ability to maintain or increase our business volumes and profitability
•Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that the segment could not achieve sustainable profitability
•Unforeseen departure of certain executive officers or other key employees that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
•Our inability, or the inability of our independent agents, to attract and retain personnel
•Events, such as a pandemic, an epidemic, natural catastrophe, or terrorism, which could hamper our ability to assemble our workforce, work effectively in a remote environment, or other failures of business continuity or disaster recovery programs

Regulatory, Compliance, and Legal Risks
•Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
◦Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
◦Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules, and regulations
◦Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
◦Increase assessments for guaranty funds, other insurance‑related assessments, or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
◦Increase our provision for federal income taxes due to changes in tax laws, regulations, or interpretations
◦Increase other expenses
◦Limit our ability to set fair, adequate, and reasonable rates
◦Restrict our ability to cancel policies
◦Impose new underwriting standards
◦Place us at a disadvantage in the marketplace
◦Restrict our ability to execute our business model, including the way we compensate agents
                                             CINF 2Q25 Release 11

•Adverse outcomes from litigation, environmental claims, mass torts or administrative proceedings, including effects of social inflation and third-party litigation funding on the size and frequency of litigation awards
•Events or actions, including unauthorized intentional circumvention of controls, which reduce our future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
•Effects of changing social, global, economic, and regulatory environments
•Additional measures affecting corporate financial reporting and governance that can affect the market value of our common stock

Risks and uncertainties are further discussed in other filings with the Securities and Exchange Commission, including our 2024 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 30.

* * *
                                             CINF 2Q25 Release 12

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets and Statements of Income (unaudited)

(Dollars in millions)			June 30,	December 31,
			2025	2024
Assets
Investments			$29,569	$28,378
Cash and cash equivalents			995	983
Premiums receivable			3,420	2,969
Reinsurance recoverable			749	523
Deferred policy acquisition costs			1,367	1,242
Other assets			2,742	2,406
Total assets			$38,842	$36,501

Liabilities
Insurance reserves			$14,031	$12,963
Unearned premiums			5,444	4,813
Deferred income tax			1,584	1,476
Long-term debt and lease obligations			859	850
Other liabilities			2,623	2,464
Total liabilities			24,541	22,566

Shareholders’ Equity
Common stock and paid-in capital			1,925	1,899
Retained earnings			15,193	14,869
Accumulated other comprehensive loss			(249)	(309)
Treasury stock			(2,568)	(2,524)
Total shareholders' equity			14,301	13,935
Total liabilities and shareholders' equity			$38,842	$36,501

(Dollars in millions, except per share data)	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Revenues
Earned premiums	$2,480	$2,156	$4,824	$4,227
Investment income, net of expenses	285	242	565	487
Investment gains and losses, net	473	137	406	749
Other revenues	10	9	19	16
Total revenues	3,248	2,544	5,814	5,479

Benefits and Expenses
Insurance losses and contract holders' benefits	1,660	1,480	3,628	2,829
Underwriting, acquisition and insurance expenses	709	655	1,411	1,271
Interest expense	14	14	27	27
Other operating expenses	10	9	21	13
Total benefits and expenses	2,393	2,158	5,087	4,140

Income Before Income Taxes	855	386	727	1,339

Provision for Income Taxes	170	74	132	272

Net Income	$685	$312	$595	$1,067

Per Common Share:
Net income—basic	$4.38	$1.99	$3.81	$6.82
Net income—diluted	4.34	1.98	3.77	6.77

                                             CINF 2Q25 Release 13

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules for insurance company regulation in the United States of America as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP results to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; supplement reporting segment disclosures with disclosures for a subsidiary company or for a combination of subsidiaries or reporting segments; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.
•Non-GAAP operating income: Non-GAAP operating income is calculated by excluding investment gains and losses (defined as investment gains and losses after applicable federal and state income taxes) and other significant non-recurring items from net income. Management evaluates non-GAAP operating income to measure the success of pricing, rate and underwriting strategies. While investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses on fixed-maturity securities sold in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses are recognized from certain changes in market values of securities without actual realization. Management believes that the level of investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.
For these reasons, many investors and shareholders consider non-GAAP operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents non-GAAP operating income so that all investors have what management believes to be a useful supplement to GAAP information.
•    Consolidated property casualty insurance results: To supplement reporting segment disclosures related to our property casualty insurance operations, we also evaluate results for those operations on a basis that includes results for our property casualty insurance and brokerage services subsidiaries. That is the total of our commercial lines, personal lines and our excess and surplus lines segments plus our reinsurance assumed operations known as Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global.
•Life insurance subsidiary results: To supplement life insurance reporting segment disclosures related to our life insurance operation, we also evaluate results for that operation on a basis that includes life insurance subsidiary investment income, or investment income plus investment gains and losses, that are also included in our investments reporting segment. We recognize that assets under management, capital appreciation and investment income are integral to evaluating the success of the life insurance segment because of the long duration of life products.

                                             CINF 2Q25 Release 14

Cincinnati Financial Corporation

Net Income Reconciliation

(Dollars in millions, except per share data)	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net income	$685	$312	$595	$1,067
Less:
Investment gains and losses, net	473	137	406	749
Income tax on investment gains and losses	(99)	(29)	(85)	(158)
Investment gains and losses, after-tax	374	108	321	591
Non-GAAP operating income	$311	$204	$274	$476

Diluted per share data:
Net income	$4.34	$1.98	$3.77	$6.77
Less:
Investment gains and losses, net	3.00	0.87	2.57	4.75
Income tax on investment gains and losses	(0.63)	(0.18)	(0.54)	(1.00)
Investment gains and losses, after-tax	2.37	0.69	2.03	3.75
Non-GAAP operating income	$1.97	$1.29	$1.74	$3.02

Life Insurance Reconciliation

(Dollars in millions)	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net income of the life insurance subsidiary	$26	$24	$47	$43
Investment gains and losses, net	(4)	(7)	(5)	(9)
Income tax on investment gains and losses	(1)	(2)	(1)	(2)
Non-GAAP operating income	29	29	51	50

Investment income, net of expenses	(49)	(47)	(99)	(94)
Investment income credited to contract holders	31	31	63	62
Income tax excluding tax on investment gains and losses, net	8	9	13	14
Life insurance segment profit	$19	$22	$28	$32

                                             CINF 2Q25 Release 15

Property Casualty Insurance Reconciliation
(Dollars in millions)	Three months ended June 30, 2025
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$2,733	$1,290	$980	$202	$261
Unearned premiums change	(336)	(78)	(176)	(28)	(54)
Earned premiums	$2,397	$1,212	$804	$174	$207

Underwriting profit (loss)	$128	$87	$(14)	$16	$39

(Dollars in millions)	Six months ended June 30, 2025
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$5,228	$2,615	$1,652	$370	$591
Unearned premiums change	(567)	(224)	(150)	(34)	(159)
Earned premiums	$4,661	$2,391	$1,502	$336	$432

Underwriting profit (loss)	$(170)	$184	$(371)	$36	$(19)

(Dollars in millions)	Three months ended June 30, 2024
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$2,459	$1,186	$819	$180	$274
Unearned premiums change	(384)	(79)	(188)	(29)	(88)
Earned premiums	$2,075	$1,107	$631	$151	$186

Underwriting profit (loss)	$35	$10	$(42)	$8	$59

(Dollars in millions)	Six months ended June 30, 2024
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$4,707	$2,409	$1,414	$326	$558
Unearned premiums change	(640)	(220)	(195)	(36)	(189)
Earned premiums	$4,067	$2,189	$1,219	$290	$369

Underwriting profit (loss)	$166	$49	$(5)	$20	$102

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. *Included in Other are the results of Cincinnati Re and Cincinnati Global.

                                             CINF 2Q25 Release 16

Cincinnati Financial Corporation
Other Measures
•Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this measure is useful, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.
•    Written premium: Under statutory accounting rules in the U.S., property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. The difference between written and earned premium is unearned premium.

Value Creation Ratio Calculations

(Dollars are per share)	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Value creation ratio:
End of period book value*	$91.46	$81.79	$91.46	$81.79
Less beginning of period book value	87.78	80.83	89.11	77.06
Change in book value	3.68	0.96	2.35	4.73
Dividend declared to shareholders	0.87	0.81	1.74	1.62
Total value creation	$4.55	$1.77	$4.09	$6.35

Value creation ratio from change in book value**	4.2%	1.2%	2.6%	6.1%
Value creation ratio from dividends declared to shareholders***	1.0	1.0	2.0	2.1
Value creation ratio	5.2%	2.2%	4.6%	8.2%

* Book value per share is calculated by dividing end of period total shareholders' equity by end of period shares outstanding
** Change in book value divided by the beginning of period book value
*** Dividend declared to shareholders divided by beginning of period book value

                                             CINF 2Q25 Release 17